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                                                                 EXHIBIT 10.3(b)

                                 TRUST AGREEMENT


         THIS AGREEMENT made this ____ day of __________, 1999, effective as set forth below, by and between MICHIGAN EDUCATIONAL EMPLOYEES MUTUAL INSURANCE COMPANY (the "Company") and MICHIGAN NATIONAL BANK ("Trustee");


         WHEREAS, the Company has adopted the Amended and Restated Michigan Educational Employees Mutual Insurance Company Incentive Plan (the "Plan"), which is attached hereto as Appendix A and by this reference made a part hereof (along with any amendments thereto as are made hereafter);

         WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plan with respect to incentive awards granted to the individuals participating in such Plan ("Participants");

         WHEREAS, as anticipated by Section 15(b) of the Plan, and in accordance with resolutions adopted by the Company's Board of Directors, the Company wishes to establish the MEEMIC Incentive Plan Trust (hereinafter the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, until paid to the Participants and their beneficiaries in such manner and at such times as specified in the Plan;

         WHEREAS, while it is the intention of the Company that this Trust shall constitute an "unfunded" arrangement, it is the further intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist the Company in meeting its liabilities under the Plan;


         NOW, THEREFORE, intending to be legally bound hereby, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                                    ARTICLE 1
                             ESTABLISHMENT OF TRUST

         1.1 Establishment of Trust. The Company hereby establishes with the Trustee a trust to be known as the MEEMIC Incentive Plan Trust, to accept such sums of money, stock in MEEMIC Holdings, Inc. (the "Holding Company"), and other property acceptable to the Trustee as from time to time shall be paid or delivered to the Trustee, to be held in trust, administered and disposed of by Trustee as provided in this Trust Agreement.


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         1.2 Irrevocability of Trust. The Trust hereby established shall be irrevocable; provided, however, that the Trust shall be deemed to be revocable as provided in Section 4.2 of this Trust Agreement with respect to those assets held by the Trustee with respect to any unvested incentive awards granted under the Plan.

         1.3 Grantor Trust. The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and shall be construed accordingly.

         1.4 Limitations. The principal of the Trust, and any earnings and profits thereon shall be held in trust, separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan Participants and their beneficiaries, and the policyholders and general creditors of the Company, as herein set forth. Plan Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's policyholders and general creditors in the event the Company is Insolvent.

         1.5 Definitions. Unless the context of this Trust Agreement otherwise requires, or unless otherwise defined herein, the terms defined in the Plan shall have the same meaning when used herein as the meaning given to those terms in the Plan:

                  (a) "Code" means the Internal Revenue Code of 1986, as amended.

                  (b) "Insolvent" or "Insolvency" means the condition of the Company as described in Section 3.1 of this Trust Agreement.

         1.6 Construction. Unless the context indicates a contrary intention, words of masculine and feminine gender in this Trust Agreement shall be construed to include the opposite gender, the singular form shall be construed to include the plural and the plural form shall be construed to include the singular. The underscored captions are for the sole purpose of convenience in identifying the general content of the section to which they pertain and shall not be given any significance or importance in the construction of this Trust Agreement.

                                    ARTICLE 2
                   PAYMENTS TO PARTICIPANTS AND BENEFICIARIES

         2.1 Payment Schedule and Tax Withholding. The Company shall from time to time deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan Participant (and/or his beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which


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each such amount is to be paid (as provided for or available under the Plan, including, but not limited to, payment in the form of Holding Company stock), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan Participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

         2.2 Entitlement to Distributions Pursuant to the Plan. The entitlement of a Plan Participant or his beneficiaries to benefits under the Plan shall be determined by the Company or by such party as the Company shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan. Where any dispute arises as to whom or in what form payment or the delivery of any funds or property should be made by the Trustee, the Trustee may postpone such payment or delivery until the dispute shall have been adjudicated by a court of competent jurisdiction or until the Trustee shall have been indemnified to its satisfaction against loss.

         2.3 Distributions Pursuant to the Plan. The Company may make payment of benefits directly to Plan Participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify Trustee of its decision to make payment of benefits directly, prior to the time amounts are payable to Plan Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company when principal and earnings are not sufficient for such purposes.

         2.4 Manner of Payment. The Trustee may make any distribution or payment required to be made by it hereunder by mailing its check for the specified amount (or provide appropriate documentation transferring ownership, for distributions made in kind), to or for the benefit of the person to whom such distribution or payment is to be made, at such address as was last furnished to the Trustee.

         2.5 Release of the Company upon Payment. To the extent that the Trustee pays benefits due a Plan Participant or his beneficiaries under the Plan, the Company shall be released from the obligation to pay such benefits. To the extent that the Trustee fails to pay such benefits, in whole or in part, the Company shall pay any remaining amount due any such Participant or his beneficiaries under the Plan, to the extent the Company is liable therefor under the terms of the Plan.


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                                    ARTICLE 3
         TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY
                           WHEN COMPANY IS INSOLVENT

         3.1 Trustee's Responsibility if Company is Insolvent. The Trustee shall cease payment of benefits to Plan Participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a delinquency proceeding as defined in M.C.L. 500.8103(c).

         3.2 Rights of General Creditors of the Company. At all times during the continuance of this Trust, as provided in Section 1.4 hereof, the principal and income of the Trust shall be subject to claims of policyholders and general creditors of the Company as set forth below.

                  (a) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing in of the Company's Insolvency. If a person claiming to be a policyholder or creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent (pursuant to the definition set forth in Section 3.1) and, pending such determination, the Trustee shall discontinue payment of benefits to Plan Participants or their beneficiaries.

                  (b) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a policyholder or creditor alleging that the Company is Insolvent, Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                  (c) If at any time the Trustee has determined that the Company is Insolvent, Trustee shall discontinue payments to Plan Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's policyholders and general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

                  (d) The Trustee shall resume the payment of benefits to Plan Participants or their beneficiaries in accordance with Article 2 of this Trust Agreement only after Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

         3.3 Trustee's Responsibility if Payments Resume. Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan Participants or


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their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan Participants or their beneficiaries by the Company in lieu of payments provided hereunder during any such period of discontinuance.

                                    ARTICLE 4
                               PAYMENTS TO COMPANY

         4.1 Prohibition against Reversion or Diversion. Except as provided in
Section 4.2 and in Articles 3 and 12 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to Plan Participants or their beneficiaries pursuant to the terms of the Plan.

         4.2 Return of Forfeitures. Notwithstanding anything in this Trust Agreement to the contrary, the Company may direct the Trustee to return to the Company any assets held by the Trustee (the identity of which will be determined by the Company), with respect to any unvested incentive awards granted under the Plan which are forfeited by a Plan Participant in accordance with the provisions of the Plan.

                                    ARTICLE 5
                              INVESTMENT AUTHORITY

         5.1 Authority of Trustee. The Trustee shall hold, invest and reinvest the Trust, without distinction between principal and income, in such securities or other property as the Trustee deems advisable, including (without limiting the generality of the foregoing) shares of stock, options, mutual funds, life insurance and annuity contracts, deposit administration contracts, and other contracts issued by insurance companies, bonds, notes, debentures, savings accounts, certificates of deposit (issued by any banking or brokerage institution, including a corporate fiduciary hereunder), and other evidences of indebtedness. Such investments may include securities issued by the Holding Company. Except as otherwise provided herein, all rights associated with assets of the Trust shall be exercised by the Trustee or the persons designated by the Trustee, and shall in no event be exercisable by or rest with the Company, the Plan Participants or their beneficiaries.

         5.2 Investment Powers. Except as otherwise provided herein, the Trustee has the authority, in addition to powers otherwise conferred on it by law:

                  (a) To sell, exchange, convey, transfer or otherwise dispose of any property held by the Trustee, by private contract or at public auction; and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such transaction;


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                  (b) To exercise the voting rights of any securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of any owner with respect to stocks, bonds, securities, or other property held in the Trust;

                  (c) To make, execute, acknowledge and deliver all documents of transfer and all other instruments that may be necessary or appropriate to carry out the powers herein granted, and to administer the Trust; and any person dealing with the Trust may rely in good faith on the due execution, acknowledgment and/or delivery of such instrument or document;

                  (d) To register any investment held in the Trust in the Trustee's own name or in the name of a nominee and to hold any investment in bearer form, but the books and records of the Trustee shall clearly indicate that such investments are part of the Trust;

                  (e) To keep such portion of the Trust in cash or short term investments as the Trustee may from time to time deem necessary in light of the liquidity requirements of the Plan;

                  (f) To settle, compromise or submit to arbitration any claims, debts, or damages due or owing to or from the Trust, and on behalf of the Trust to commence, defend or otherwise participate in suits, or legal or administrative proceedings; and

                  (g) To do all such acts, participate in all such proceedings, and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to administer the Trust, and to carry out the purpose of this Trust.

         5.3 Holding Company Stock. Notwithstanding anything in this Trust Agreement to the contrary, the Company may direct the Trustee to purchase and hold all or a portion of the Trust assets in the form of Holding Company stock, including purchase of such stock through the exercise of subscription rights awarded to Participants pursuant to the Company's Plan of Conversion dated June 24, 1998. To the extent so directed by the Company, the Trustee shall serve only as custodian with respect to such stock, and shall otherwise have no authority to vote, manage, control or dispose of such stock except as specifically directed by the Company. The Trustee shall account separately for all dividends and items of gain, loss, income and expense which are associated with that portion of the Trust which is invested in Holding Company stock.

         5.4 Participant Direction of Investments. At such time as the Company may determine, Plan Participants may be afforded the opportunity to have an investment account ("Account") established on their behalf under the Trust, and be given the ability to designate the specific types of investments to be held for the Participant in such Account, in accordance with


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procedures adopted by the Company and agreed to by the Trustee. Each Plan
Participant's Account shall be credited or charged, as the case may be, with any earnings, gains, losses, and/or expenses experienced with respect to the assets in which his Account is invested. Consistent with Section 1.4 of this Trust Agreement, all investments in all Plan Participants' Accounts shall be considered part of the Trust's property at all times, no Plan Participants or their beneficiaries shall have any preferred claim on or any beneficial interest in any such Accounts, and all such Accounts shall remain subject to the claims of the Company's policyholders and general creditors.

                                    ARTICLE 6
                              DISPOSITION OF INCOME

         6.1 Disposition of Income. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

                                    ARTICLE 7
                              ACCOUNTING BY TRUSTEE

         7.1 Valuation of Trust and Report of Account. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 30 days following the close of each calendar year and within 30 days after the removal or resignation of Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales, and showing all cash, securities and property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

                                    ARTICLE 8
                            RESPONSIBILITY OF TRUSTEE

         8.1      Duties of Trustee.

                  (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in


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         conformity with, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute. The Trustee shall be under no duty to enforce payment of any contribution to the Trust by the Company or any other party.

                  (b) In fulfilling any of its duties under this Trust Agreement, the Trustee may rely on the assistance and advice of agents, such as attorneys (who may also be counsel for the Company generally), accountants and other professionals. The Trustee shall not be liable for any action or inaction the Trustee carries out in good faith reliance on the advice of its professional advisors. Further, the fees charged by the Trustee's professional advisors in connection with the Trustee's duties under this Trust Agreement shall be considered part of the Trustee's administrative fees and expenses and shall be paid by the Company.

         8.2 Powers of Trustee. The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         8.3 Lack of Power of Trustee. Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or by applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

         8.4 Acts of Third Parties. The Trustee shall not be responsible for any misconduct or negligence on behalf of any third parties, nor shall the Trustee be responsible for any events outside of the Trustee's control which might have a detrimental effect on the Trust.

                                    ARTICLE 9
                      COMPENSATION AND EXPENSES OF TRUSTEE

         9.1 Compensation and Expenses of Trustee. The Company shall pay all administrative and Trustee's fees and expenses associated with the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof. If not so paid, such fees, expenses and taxes shall be paid from the Trust. The Trustee shall be entitled to reasonable compensation for its services as Trustee hereunder in such amount as is agreed to from time to time between the Company and the Trustee. Such compensation shall be paid by the Company, and in the event that the Company refuses to pay, the Trustee shall be entitled to compensation from the Trust assets. The Company grants a lien to the Trustee against the Trust assets to secure any unpaid fees and


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expenses of the Trustee. Further, no provision of this Trust Agreement shall be deemed to require the Trustee to expend or risk its own funds or otherwise to incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of such funds, or, in the alternative, adequate indemnity against such risk or liability, is not reasonably assured to it.

         9.2 Indemnification of Trustee. Before taking any action required of it under this Trust Agreement, the Trustee may require that a satisfactory indemnity bond be furnished for reimbursement of all expenses which it may incur and to protect it against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, by reason of any action so taken.

                                   ARTICLE 10
                       RESIGNATION AND REMOVAL OF TRUSTEE

         10.1 Resignation of Trustee. The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and Trustee agree otherwise.

         10.2 Removal of Trustee. The Trustee may be removed by the Company on 30 days notice or upon shorter notice accepted by Trustee.

         10.3 Transfer of Assets to Successor Trustee. Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal, transfer, unless the Company extends the time limit.

         10.4 Appointment of Successor Trustee. If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Article 11 hereof, by the effective date of resignation under Section 10.1 or removal under Section
10.2. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                                   ARTICLE 11
                            APPOINTMENT OF SUCCESSOR

         11.1 Appointment of Successor Trustee. If the Trustee resigns or is removed in accordance with Article 10 hereof, the Company may appoint any independent and unrelated third party, such as a bank trust department or other party that has been granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. This


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appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

                                   ARTICLE 12
                            AMENDMENT OR TERMINATION

         12.1 Amendment. This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

         12.2 Termination. The Trust shall not terminate until the date on which Plan Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

                                   ARTICLE 13
                                  MISCELLANEOUS

         13.1 Successors. This Trust Agreement shall be binding upon and inure to the benefit of the Company and the Trustee and their respective successors and assigns; provided, that this provision specifically anticipates that MEEMIC Insurance Company will as a matter of law become the successor to the Company under this Trust Agreement, upon the finalization of the Company's conversion to a stock company pursuant to the Company's Plan of Conversion dated June 24, 1998.

         13.2 Construction. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions thereof.

         13.3 Non-alienation of Benefits. Benefits payable to the Plan Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         13.4 Governing Law. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.


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                                   ARTICLE 14
                                 EFFECTIVE DATE

         14.1 Effective Date. The effective date of this Trust Agreement shall be , 1999.





         IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed and effective as of the dates set forth above.



                                       MICHIGAN EDUCATIONAL EMPLOYEES
                                       MUTUAL INSURANCE COMPANY

                                       By:
                                            ------------------------------------


                                       MICHIGAN NATIONAL BANK, Trustee


                                       By:
                                          --------------------------------------


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